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                                                                   EXHIBIT 10.47

October 17, 2001

John T. Heald, Jr.
3 Daniel Court
Westport, CT  06880

Dear John:

This letter will serve as Amendment No. 1 to an agreement dated June 6, 2001 which was effective as of March 21, 2001 between Baldwin Technology Company, Inc. (the "Company") and you (the "Employment Agreement").

The Company and you hereby agree to amend Paragraph 3A of the Employment Agreement as follows:

     3.   CLASS B STOCK
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          A. In order to facilitate your purchase of three hundred seventy-five thousand (375,000) shares of the Company's Class B Common Stock, par value $0.01 per share (the "Class B Stock"), the Company, on October 16, 2001, loaned to you six hundred seventy-five thousand ($675,000) dollars (the "Loan").The Loan was made pursuant to a Loan and Pledge Agreement dated effective as of the date of the Loan, and is evidenced by a demand promissory note dated effective as of the date of the Loan (the "Note"). The Note bears interest, payable annually, at a rate equal to five percent (5%). The Loan and Pledge Agreement provides that if your employment under this Agreement terminates for any reason other than death or for "cause," as the term "cause" is defined in Paragraph 9C hereof, the Company will not demand payment of the outstanding principal of and accrued interest on the Note for a period of six (6) months after such termination, or for a period of twelve (12) months after such termination in the case of your death. Notwithstanding anything to the contrary contained in this Paragraph 3A, at any time that you sell any of the shares of Class B Stock while any amount of the Note remains unpaid, you shall, within five (5) days of receipt of the funds from such sale, pay to the Company, in repayment of part or all, as the case may be, of the Loan, an amount equal to one dollar and eighty cents ($1.80) times the number of shares of the Class B stock so sold, but not in excess of the unpaid balance of the Loan, plus interest, as set forth in this Paragraph 3A, on the amount so repaid to the extent that such interest accrued to the date of such repayment.
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    John T. Heald, Jr. and Baldwin Technology Company, Inc.
    Amendment No. 1 to Employment Agreement
    Page 2 of 2


    The balance of the Agreement remains as originally agreed to.



    BALDWIN TECHNOLOGY COMPANY, INC.:

    By:  /s/ Gerald A. Nathe
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         Gerald A. Nathe, Chairman and CEO


    ACCEPTED AND AGREED TO:

    /s/ John T. Heald
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    John T. Heald, Jr.


    Date:  November 2001
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